Exhibit 4.91

CONFIDENTIAL

BPGIC PHASE III

Proposal for Front End Engineering Design (FEED)

Prepared for
Broogе Petroleum and Gas Investment Company

MUCOG Ref. **2029AF-BD-PRP-001 Rev. 2**
14th April 2020

I. REVISION HISTORY

Rev.	Date	Description	Pgs. Affected	Total Pages	Prepared	Checked	Approved
2	14 April 2020	Issue for Client Approval	N/A	13	MA	CE	MS
1	6 April 2020	Issue for Client Approval	N/A	13	MA	CE	MS

II. DEFINITION OF TERMS

Term	Description
Client	Brooge Petroleum and Gas Investment Company (BPGIC)
Consultant	MUC Oil & Gas Engineering Consultancy

TABLE OF CONTENTS

I. REVISION HISTORY 2

II. DEFINITION OF TERMS 3

1 INTRODUCTION 5

1.1 Background Information 5

1.2 MUCOG Capability 5

1.3 References 6

2 PROPOSED FACILITY DESCRIPTION 6

2.1 Product 6

2.2 Product Storage Facility 6

2.3 Product Pumping Facility 6

2.4 Utilities 6

3 SCOPE OF WORK (Option 1-without refinery) 7

3.1 Basis of Design & FEED Package 7

4. SCOPE OF WORK (Option 2-with refinery) 11

5 PROJECT SCHEDULE 11

6 EXCLUSIONS 11

7 TERMS AND CONDITIONS 11

8 VALIDITY OF PROPOSAL 11

9 COMMERCIAL PROPOSAL 12

10 TRAVEL EXPENSES 12

11 UNIT RATES 12

12 OFFER ACCEPTANCE 13

1 INTRODUCTION

1.1 Background Information

Brooge Petroleum and Gas Investment Company referred as" Client/BPGIC" is undertaking the Phase III Expansion (hereinafter referred as "the Project or Facility") of their Terminal in Fujairah, United Arab Emirates.

The scope of Phase-III Project shall entail the following:

a) Storage tanks with total geometric storage capacity of approximate 2 million cubic meters. These tanks are intended for the storage of Crude Oil, Fuel Oil (Black Oil) and White Oil.
b) Operations include to a minimum ship loading / unloading, blending, recirculation, inter tank transfer, tank/line/fine stripping, inter-terminal transfer (between Phase I, II and III), pigging between Phases I, II & III and pigging between Phase III and MM2.
c) Proposed facility includes all the associated utilities such as Plant & Instrument Air System, Nitrogen System, Electrical & Instrumentation System, Service Water System, OWS System, Hot Oil System, Fire Water / Protection System, Storm Water etc.
d) Facility also includes Admin Building, Main Receiving Substation (MRS) Building, Terminal Substation, Workshop and Maintenance Building, Fire Water Tank and Fire Pump Station, Pump and Valve Manifold, OWS, Substation, DG and all associated facilities.
e) All Associated Civil Works for Slops and Drain System, Bund Wall and Road Grading and Paving.

MUC Oil & Gas Engineering Consultancy, herein referred as "The Consultant" has been invited by the Client to submit the Techno – Commercial Proposal for the Front End Engineering Design (FEED) services (hereinafter referred as "the Services"). This Proposal therefore, details out the scope of services envisaged under the Services by MUCOG & also fees and terms associated with the Services.

MUC Oil & Gas Engineering Consultancy, MUCOG is a premier provider of Consulting, Engineering & PMC Services for the Oil & Gas; Upstream, Refining, Petrochemicals and Pipelines sectors in the Middle East having their offices in Abu Dhabi, Sharjah and Fujairah. At MUCOG, we continuously strive to obtain optimum Engineering & Project Management solutions for our clients and maximize the "value for money" of their investment, while meeting the requirements of Quality, Health, Safety and Environment is core commitment to our operations.

1.2 MUCOG Capability

MUC Oil & Gas is a multi-discipline Engineering Consultancy firm providing Conceptual studies, Feasibility Studies, Front End Engineering Design (FEED) and Project Management Consultancy Services. The expertise of MUC Oil &Gas spans across all

related Engineering disciplines including process, mechanical &piping, electrical, instrumentation and civil/structural engineering.

Storage Terminals being the core specialty of the company, MUC Oil &Gas has a proven record of expertise to provide full spectrum of services in order to take the project from the concept through all different stages till the commissioning and hand over to the operations team. With the expertise and experience in the field of storage tanks terminals, we are confident to deliver projects of any size of type.

MUC Oil &Gas has developed its organization in a way that assures the delivery of services that meet the Clients' satisfaction and project requirements. In addition, implementation of the certified Integrated Management System (IMS) based on ISO 9001, ISO 14001 and BS OHSAS 18001 standards within the company ensures the provision of quality services that meet the Client satisfaction, while adhering to international occupational health &safety and environmental requirements.

1.3 References

Discussion with client.

2 PROPOSED FACILITY DESCRIPTION

This section defines the facility description of the proposed facility;

2.1 Product

Crude Oil, Fuel Oil (Black Oil) and White Oil are envisaged to be stored in Phase III Tanks. The details and specification of the products considered shall be provided by the Client.

2.2 Product Storage Facility

Phase III is proposed to be designed for a storage capacity of approx. 2 million cubic meters.

2.3 Product Pumping Facility

New Pumps, PLRs and Valves Manifold will be constructed for Phase III product transfers. The product headers/lines in Phase III shall be tied-into the existing piping networks of phase I and II in order to achieve seamless terminal operations.

2.4 Utilities

Proposed facility includes all the associated utilities such as Plant & Instrument Air System, Nitrogen System, Electrical & Instrumentation System, Service Water System, OWS System, Slop system, Hot Oil System, Fire Water / Protection System etc.

3 SCOPE OF WORK (Option 1-without refinery)

3.1 Basis of Design & FEED Package

MUCOG scope of works is to carry out the FEED for the proposed facility which shall be undertaken by our engineering team comprising of Process, Piping, Mechanical, Electrical, Instrumentation & Control, Fire fighting and Civil & Structural disciplines to finalize the basic design for the Project.

The following deliverables shall be delivered during the FEED stage:

A. General

1. Basis of Design (BOD)
2. Plot Plan

B. Process

1. Product data sheet
2. Process Flow Diagrams (PFDs)
3. Piping & Instrumentation Diagrams (P&IDs)
4. Operation & Control Philosophy
5. Process Cause & Effect Matrix
6. Line List

C. Piping

1. Drawings
    a. Piping General Arrangements & Details
    b. Fire fighting Piping Network

2. Datasheets
    a. Valves

3. Technical Specifications
    a. Piping Material Specification
    b. Valves
    c. Pipes
    d. Flanges
    e. Pipe Stress Analysis
    f. Pipe Supports
    g. Tie-in specification
    h. Fittings
    i. Piping insulation
    j. Piping fabrication & examination

D. Mechanical & Packages

1. Datasheets
    a. Product Storage Tank

b. Pig launcher & receiver
c. Slop tank
d. Knock Out Drum
e. Diesel Storage Tank
f. Fire Water Storage Tank
g. Foam Concentrate Storage Tank
h. Service Water Storage Tank
i. Product Pump
j. Inter tank transfer Pump
k. Stripping Pump
l. Slop Pump
m. Service Water Pump
n. Side entry mixer /Jet Nozzles
o. EOT Crane
p. Plant / Instrument Air Package
q. Nitrogen System Package
r. Foam Admixing Unit
s. Hot Oil System Package
t. OWS Package
u. Fire Water Pump
v. Jockey Pump

2. Technical Specification
   a. Storage Tank
   b. Pressure Vessel
   c. Internal Floating Roof
   d. External Floating Roof
   e. Aluminium Geodesic Dome Roof
   f. GRP Tank
   g. Centrifugal Pump
   h. Positive Displacement Pump
   i. Side Entry Mixer
   j. OWS Package
   k. Fire Water Pump & Foam Skid
   l. Plant / Instrument Air Package
   m. EOT Crane
   n. Nitrogen Package
   o. Hot Oil Package

E. Electrical

1. Drawings
   a. Single Line Diagrams
   b. Electrical cable routing
   c. Hazardous Area Classification
   d. Equipment layout

e. Lighting layout
f. Earthing Philosophy

2. Datasheets
   a. LV Switchgear
   b. Distribution board
   c. Electrical cables
   d. Lighting system

3. Technical Specification
   a. LV Switchgear
   b. Distribution board
   c. Electrical cables
   d. Induction Motor
   e. Earthing & Lightening System
   f. Electrical bulk material
   g. Electrical installation
   h. Heat tracing system

4. Others
   a. Load schedule

F. Instrumentation

1. Drawings
   a. Terminal Automation System Architecture
   b. Tank Gauging System Architecture
   c. Fire & Gas Detection and Alarm Layout
   d. ESD System Schematic
   e. Sub Systems Layout (ESD Push Button + F&G + CCTV)

2. Datasheets
   a. Instrument Cables
   b. Pressure Gauge
   c. Temperature Gauge
   d. Pressure Transmitter
   e. Temperature Transmitter
   f. Tank Gauging System
   g. Overfill Protection / EFR Tilting Radar LT
   h. Level Gauge
   i. Pressure Relief Valve
   j. Motor Operated Valve
   k. CCTV System
   l. Junction Boxes & Cable Gland
   m. Fire & Gas Detection System
   n. Local Control Station

o. ESD Push Button & Sounder

3. Technical Specification
   a. Tank Gauging System
   b. Terminal Automation System
   c. Fire & Gas System
   d. Fire fighting Control System

4. Others
   a. ESD Cause & Effect Matrix

G. Civil & Structural

1. Drawings
   a. General Arrangement for Layout
   b. Tank Foundation – GA & section Details
   c. Pump & Valve Manifold – GA & section details
   d. Pipe supports, pipe sleepers and structural support details
   e. Admin Building, MRS Building, Substation, Guard Room, Workshop & Maintenance – GA & Section details
   f. Fire Water Tank Foundation, Fire Water Pump Station – GA & section details.
   g. Utility Shed / Area – GA & section details.
   h. Bundwall & crossover, Intermediate Bundwall – Layout & sections
   i. Road and Pavement – GA & section details
   j. Fence and Gate – GA & section details
   k. OWS, Drainage channel layout & sections
   l. Leak detection system layout
   m. Typical details for pipe support and pipe sleepers
   n. Pipe rack and crossover details
   o. Culvert, valve pits details

2. Technical Specifications
   a. Earth Works
   b. Concrete Works
   c. Steel Works
   d. Block Works
   e. Road & Pavement Works
   f. General Protective Coating Works
   g. Drainage Duct & Water Supply Works
   h. Tank Foundation Works
   i. Fencing and Gates
   j. Architectural Works

H. Fire fighting

1. Firefighting equipment Datasheets
2. Technical Specification

3. P&IDs
4. Fire Fighting Philosophy

4 SCOPE OF WORK (Option 2-with refinery)

In order to carry out the full FEED for BPGIC Phase III, MUCOG shall carry out very high level preliminary basic design for the refinery to only estimate the rough quantities of feedstock and products flowing in and out of the refinery.

5 PROJECT SCHEDULE

The timeline for the project is outlined in the table below:

Table 5.1 Project Schedule:

#	Deliverable	Timeline
1	Project Design Basis	Within 3 weeks from project kick-off
2	FEED Package	Within 12 weeks from the approval of Design Basis

6 EXCLUSIONS

a) NOCs and Approvals;
b) Third Party Risk Assessment,SIL,QRA and HAZOP Studies, etc. are excluded;
c) Surge Analysis / CFD / Any Analysis / Simulations / Special Studies are excluded;
d) Detailed Engineering & Design Works;
e) Material Take Off, Budgetary Pricing, etc.;
f) Any other scope, which is not defined or considered in this proposal stands excluded.
g) No authority submission and approval has been considered in the scope of Works. All deliverables shall be submitted to the Client.

7 TERMS AND CONDITIONS

1- Client shall issue work order upon the acceptance of this offer.
2- All Submission shall be in soft copies (PDF)
3- It is assumed that Client-Consultant FIDIC Agreement (FIDIC White book) will be signed between Client and Consultant upon the acceptance of this offer.
4- Any scope not defined or reflected in this Proposal shall be considered as additional works.

8 VALIDITY OF PROPOSAL

This proposal is valid for **30 days** from the date of Proposal submission.

9 COMMERCIAL PROPOSAL

Option 1: The **Lump sum Price** for the scope of work without refinery described in this proposal is **AED 770,000 (Excluding VAT).**

Table 9.1 Payment Terms:

#	Package	% of Total	Price in AED
1	Down Payment	20%	154,000.00
2	Upon submission of Design Basis Package	20%	154,000.00
3	Upon submission of FEED Package	60%	462,000.00
	Total	**100%**	**770,000.00**

Option 2: The **Lump sum Price** for the scope of work with refinery described in this proposal is **AED 930,000 (Excluding VAT).**

Table 9.2 Payment Terms:

#	Package	% of Total	Price in AED
1	Down Payment	20%	186,000.00
2	Upon submission of Design Basis Package	20%	186,000.00
3	Upon submission of FEED Package	60%	558,000.00
	Total	**100%**	**930,000.00**

10 TRAVEL EXPENSES

Any travel and accommodation expenses outside the United Arab Emirates shall be compensated by the Client. This includes visa charges, air tickets (business class for long-haul flights lasting more than 5 hours, economy class otherwise), accommodation, transportation, subsistence and communication. All mentioned expenses shall be:

a) Compensated by Client at the actual cost + 10% (administration charges) if arranged by Consultant; or,

b) Fully arranged by Client.

11 UNIT RATES

In the event that any additional service of the Consultant is requested, then the unit rate described in the table below shall be applied.

Table 10.1 Unit Rates for Additional Requirements:

#	Personnel	Unit	Rate (AED)
1	Design Engineer	Day	3,250.00
2	Senior Design Engineer	Day	3,850.00
3	Lead Design Engineer	Day	3,850.00
4	Project Engineer	Day	3,850.00
5	Planning Engineer	Day	3,250.00
6	Senior Planning Engineer	Day	3,850.00
7	Document Controller	Day	2,250.00
8	QA/QC Engineer	Day	3,250.00
9	Project Manager	Day	4,500.00

12 OFFER ACCEPTANCE

We accept the above offer.

SIGNED on behalf of

Brooge Petroleum and Gas Investment Company

By: N Paardenkooper ....

Designation: CEO ....

Date: 20 -4-2020 ....

Signature: ....

Company Stamp: